                                                                   EXHIBIT 10.28

                 TERMINATION OF DEVELOPMENT SUPPLY AGREEMENT AND
                            PURCHASE/SUPPLY AGREEMENT

         THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into as of December 6, 2002, by and between INTRABIOTICS PHARMACEUTICALS, INC., ("IntraBiotics"), a Delaware corporation having its principal place of business at 1245 Terra Bella Avenue, Mountain View, CA 94043 and POLYPEPTIDE LABORATORIES A/S, a corporation incorporated under the laws of Denmark ("Polypeptide Laboratories") with its registered offices at Herredsvejen 2, 3400 Hiller0d, Denmark, and POLYPEPTIDE LABORATORIES AB, a corporation incorporated under the laws of Sweden, with its registered offices at Hogerudsgatan 21, P.O. Box 30089, SE-200 61 Limhamn, Sweden (collectively, "Polypeptide"). IntraBiotics and Polypeptide may be referred to herein as a "Party" or, collectively, as "Parties".

                                    RECITALS

         WHEREAS, IntraBiotics and Polypeptide entered into a Development Supply Agreement, dated January 3, 1997 (the "Development Agreement"), pursuant to which Polypeptide agreed to develop, manufacture and supply IntraBiotics with quantities of IntraBiotics' proprietary peptide, IB-367 ("Product") in bulk form, and a Purchase/Supply Agreement, dated January 3, 1997 (the "Purchase Agreement"), pursuant to which Polypeptide agreed to manufacture and supply to IntraBiotics commercial quantities of Product in bulk form;

         WHEREAS, in the course of such relationship, IntraBiotics ordered five lots of Product (lots H, I, J, K and L) from Polypeptide by letter dated September 5, 2000 (the "September 2000 Order"), of which lots H and I are being manufactured in sublots as follows: H-1, H-2, H-3, H-4, I-1, I-2 and I-3;

         WHEREAS, Polypeptide has recently completed manufacture of Product lots H1-H4, expects to complete manufacture of Product lots I1-3 in the near future, and, at IntraBiotics' request, has ceased manufacturing activities with respect to Product lots J, K and L ordered by IntraBiotics, which lots are in various states of partial manufacture;

         WHEREAS, IntraBiotics and Polypeptide now desire to wind up their business relationship with respect to Product, cancel the September 2000 Order, extinguish the Standby Letters of Credit Nos. SVB01IS3761 and SVB01IS3762 securing the September 2000 Order, and provide for delivery and storage of the completed lots and the fragments and intermediates of the remaining lots until such time as IntraBiotics is ready to receive such completed lots, fragments and intermediates; and

         NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other valuable consideration, the Parties agree as follows:

                                    AGREEMENT

                                       1.

1.       PRODUCT PAYMENTS.

         1.1      IntraBiotics shall pay to Polypeptide the following amounts:
(a) $4,703,000, concurrent with the execution of this Agreement; (b) $250,000, which shall be paid by wire transfer as set forth in Section 1.2, to be initiated not later than the first business day following the expiration of the Acceptance Period (as defined in Section 2.2) for sublot I-2; and (c) $40,000, which shall be paid by wire transfer as set forth in Section 1.2, to be initiated not later than 15 days after receipt by IntraBiotics of the Completed Development Report as described in Item 1 of Exhibit C. Payment due on IntraBiotics' acceptance of sublot I-2 shall be secured by a letter of credit in substantially the form attached hereto as Exhibit A.

         1.2 METHOD OF PAYMENT. All payments due hereunder to Polypeptide shall be paid to Polypeptide in United States Dollars. Payment shall be made by wire transfer to:

         Danske Bank
         Finance Center Copenhagen
         Holmens Kanal 2
         DK-1090 Copenhagen K
         Denmark
         Fax +45 344 8920
         Swift Code: dabadkkk
         Account No: [Account Number]

2.       DELIVERY AND ACCEPTANCE OF PRODUCT

         2.1 DELIVERY OF PRODUCT. Polypeptide shall deliver each sublot of Product in accordance with the schedule set forth on Exhibit B, by shipping to IntraBiotics a two (2) gram sample of such Product, a Certificate of Analysis for such Product, a statement of GMP compliance, and the following documentation: (i) copies of the executed batch records for steps 2398, 2403 and 3107, (ii) translated copies of all documentation concerning any manufacturing process deviations and (iii) the synthesis tree for the corresponding sample of Product. Such shipment shall be made FCA (Incoterms 2000) Copenhagen. Not later than December 15, 2002, Polypeptide shall deliver (a) a written inventory of each Product fragment and intermediate in Polypeptide's custody identifying each such fragment and intermediate by part number and specifying the quantity thereof; and (b) copies of the QC release testing and QA disposition documentation for fragments 2396, 2394, 2392, 2390 and 2386 and intermediates 2401 and 2399. IntraBiotics may examine all original documentation with respect to such Product fragments and intermediates at Polypeptide's facility, upon reasonable notice and during normal business hours.

         2.2      TESTING AND ACCEPTANCE/REJECTION.

                  (a) SAMPLES. Polypeptide shall test sublots I-1 through I-3 for conformance to the specifications as defined in Polypeptide document 3107-02. IntraBiotics shall test all samples delivered pursuant to Section 2.1 for conformity to the specifications as defined in IntraBiotics document S-2000.3 (the "Specifications"), a copy of which has been delivered to Polypeptide. IntraBiotics may reject any sample delivery which does not conform with the

                                       2.

Specifications or with the documentation referred to in Section 2.1. Any such notice of rejection shall be given in writing within forty-five (45) days after delivery of such sample and documentation (the "Acceptance Period"), and shall specify the reasons for such rejection, including a report of analysis or cGMP deviation of the allegedly non-conforming Product. If no such notice of rejection is received by Polypeptide within the Acceptance Period, IntraBiotics shall be deemed to have accepted the relevant Product sublot. Once IntraBiotics accepts a Product sublot, IntraBiotics shall have no recourse against Polypeptide if the Product is subsequently deemed unsuitable for use for any reason, except as provided in Section 4.4 below.

                  (b) POST-REJECTION PROCEDURE. If notice of rejection is given, IntraBiotics shall cooperate with Polypeptide in determining whether rejection is necessary or justified. Polypeptide will evaluate process issues and other reasons for such non-compliance. Polypeptide shall notify IntraBiotics as promptly as reasonably possible whether it accepts IntraBiotics' basis for any rejection. If Polypeptide disagrees with IntraBiotics' determination that certain Product does not meet the Specifications or the documentation referred to in Section 2.1, such Product shall be submitted to a mutually acceptable third party laboratory or consultant (the "Laboratory/Consultant"). Such Laboratory/Consultant shall determine whether such Product meets the Specifications and such documentation and the parties agree that such Laboratory's/Consultant's determination shall be final and determinative. The party against whom the Laboratory/Consultant rules shall bear all costs of the Laboratory/Consultant testing/consultation. If the Laboratory/Consultant rules that the Product meets Specifications and such documentation, IntraBiotics shall pay the amount due under Section 1.1 (b) for such sublot. If the Laboratory/Consultant rules that the sublot does not meet Specifications or such documentation, IntraBiotics shall not be obligated to make any further payment under Section 1.1 above, subject to the following sentence. In such event, Polypeptide may reprocess the material and resubmit it to IntraBiotics for approval, and such resubmitted material shall again be subject to the approval/rejection procedure and schedule set forth in this Section 2.2.

         2.3 PRODUCT RELEASE. Upon receipt of written notice from IntraBiotics that a delivery of Product has been accepted, or upon expiration of the Acceptance Period without notice from IntraBiotics, Polypeptide shall release the relevant Product sublot to the Storage Site (as defined in Section 4.1), and IntraBiotics shall make any payment due pursuant to Section 1.1. The quantities of Product set forth in Exhibit B for each sublot represent Polypeptide's best estimates of the allocation of Product among sublots. IntraBiotics acknowledges that actual release quantities may vary among sublots; however, Polypeptide shall be obligated to release to storage the total quantity of Product for Lot I set forth in Exhibit B. Upon delivery to IntraBiotics of the documentation described in Section 2.1 relating to fragments and intermediates, Polypeptide shall release the fragments and intermediates to the Storage Site.

3.       OTHER DELIVERABLES AND DOCUMENT RETENTION.

         3.1 OTHER DELIVERABLES. Polypeptide shall deliver to IntraBiotics the items specified on Exhibit C in accordance with the schedule set forth thereon.

         3.2 DOCUMENT RETENTION. Polypeptide shall retain the original documents identified on Exhibit D for a period of not less than 5 years from the Effective Date, and shall not destroy any such records at any time without thirty (30) days written notice to IntraBiotics.

                                       3.

4.       STORAGE OF PRODUCT.

         4.1 STORAGE. Polypeptide shall store Product lots H and I, and the fragments and intermediates of lots J, K and L, in accordance with the storage conditions specified in Section 4.4 below, at Polypeptide's facility at Hillerod, Denmark (the "Storage Site"). Alternatively, Polypeptide may store such Product in accordance with the storage conditions specified in Section 4.4 below, at Polypeptide's facility in Malmo, Sweden or such other facility as Polypeptide may propose, provided that Polypeptide shall so notify IntraBiotics in writing at least 30 days prior to moving the Product, and shall include in such notice the information specified in Exhibit E. IntraBiotics may object to such relocation of the Product, in writing, not later than 10 days prior to the proposed moving date. In such event, the Parties shall confer in good faith as to the reasons for the proposed relocation and IntraBiotic's objections, and shall discuss appropriate mechanisms to address both Parties' objectives and concerns, and Polypeptide shall not move the Product until such dispute is resolved. Storage of each Product sublot shall commence upon IntraBiotics' acceptance of such sublot pursuant to Article 2. Storage of the fragments and intermediates of Product lots J, K and L shall commence upon Polypeptide's release of such fragments and intermediates pursuant to Article 2. Title and risk of loss for each sublot, fragment and intermediate of Product that is stored by Polypeptide shall transfer from Polypeptide to IntraBiotics immediately upon the commencement of the applicable Storage Period (as defined in Section 4.3). IntraBiotics shall be responsible for obtaining and maintaining appropriate insurance for such stored Product, and Polypeptide shall cooperate with IntraBiotics' attempts to acquire such insurance.

         4.2 STORAGE FEE. Polypeptide shall store the Product for the duration of the Storage Period (as defined in Section 4.3) at a total cost to IntraBiotics of $250,000, payable at a rate of $12,500 per calendar quarter of the Storage Period. The initial Storage Fee payment shall be due concurrent with the execution of this Agreement, and shall be prorated based on the date of such execution. Thereafter Polypeptide shall submit an invoice to IntraBiotics for the quarterly Storage Fee payments on the first day of each subsequent calendar quarter of the Storage Period. IntraBiotics' payment thereon shall be due not later than 30 days after receipt of such invoice, and shall be paid in accordance with Section 1.2.

         4.3 TERM OF STORAGE. Polypeptide shall store the Product for up to five years from the date the first sublot of Product commences storage (the "Storage Period"). If IntraBiotics wishes to terminate the storage arrangements prior to the expiration of the Storage Period, it shall notify Polypeptide in writing at least 30 days prior to the date such termination is to be effective (the "Storage Termination Notice"), and shall provide written instructions as to the disposition of the stored and any unreleased Product. Polypeptide shall ship all such Product FCA (Incoterms 2000) Copenhagen to the location specified by IntraBiotics, not later than the effective date of termination. Any unpaid balance on the Storage Fee shall accelerate on the effective date of such termination, and IntraBiotics shall pay to Polypeptide the balance due on the Storage Fee not later than 10 business days after receipt of the entire quantity of stored and unreleased (if any) Product lots, fragments and intermediates.

         4.4 CONDITIONS OF STORAGE. Polypeptide will store lots H1, H2, H3, H4, I1, I2, and I3 at a temperature of -20 degrees Centigrade, plus or minus 5 degrees Centigrade, and the fragments and intermediates at a temperature lower than 8 degrees Centigrade. The Product

                                       4.

shall be stored in qualified chambers that have continuous monitoring of temperature in the form of chart recorders or electronic data-logging. Polypeptide will not be responsible for any degradation of the Product provided that the Product is stored at -20 degrees Centigrade, plus or minus 5 degrees Centigrade, and less than 8 degrees Centigrade, respectively, at all times. In any event, Polypeptide shall not be responsible for any damage to the Product that occurs by reason of force majeure. As used in this Section 4.4, "qualified chambers" shall mean chambers meeting ICH guidelines.

         4.5 MONITORING OF STORED PRODUCT. At IntraBiotics request, the temperature and maintenance logs of the storage chambers will be forwarded to IntraBiotics for review. The power supply to the chambers will have generator backup in case of power failure. Polypeptide will upon written request by IntraBiotics and not more often than once per year, ship to IntraBiotics or a designated facility, a sample of each of sublots H1, H2, H3, H4, I1, I2 and I3.

         4.6      TERMINATION OF STORAGE.

                  (a) IntraBiotics may terminate the storage arrangements that are the subject of this Agreement for any reason or no reason on thirty
(30) days written notice to Polypeptide.

                  (b) Either party may terminate the storage arrangements that are the subject of this Agreement upon written notice to the other party if the other party commits any material breach of this Agreement which the breaching party fails to cure within ten (10) days as to a failure to pay amounts owed hereunder, or two (2) days as to a failure to comply with Section 4.4, or thirty (30) days as to any other material breach, following written notice from the nonbreaching party specifying the relevant breach.

                  (c) In the event of the termination of the storage arrangements, any unpaid balance on the Storage Fee shall accelerate as provided in Section 4.3

5. TERMINATION OF DEVELOPMENT AGREEMENT AND PURCHASE AGREEMENT. Effective upon the Effective Date of this Agreement, the Development Agreement and the Purchase Agreement shall each terminate, provided that the following Articles and Sections shall survive such termination:

         DEVELOPMENT AGREEMENT:  Articles 5, 9, 10, 11 and 16

         PURCHASE AGREEMENT:  Articles 8 and 10, and Section 13.7

6.       MISCELLANEOUS.

         6.1 GOVERNING LAW. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, excluding its choice of law rules.

         6.2 NOTICE. All notices, including notices of address change, required or permitted to be given under this Agreement shall be in writing and deemed to have been received (a) when received if hand delivered, (b) one (1) business day after being sent by overnight courier, or (c)

                                       5.

when received if sent by confirmed telecopy, in each case addressed to the address set forth below:

         IntraBiotics:

         IntraBiotics Pharmaceuticals, Inc.
         1245 Terra Bella Avenue
         Mountain View, CA  94043
         Attn: Eric Bjerkholt, CFO
         (650) 567-6657 (fax)

         With a copy to:

         Cooley Godward LLP
         5 Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA  94306
         Attn:  Robert L. Jones, Esq.
         (650) 849-7400 (fax)

         PPL:

         Polypeptide Laboratories A/S
         Herredsvejen 2
         DK- 3400 Hillerod
         Denmark
         Attn: Managing Director
         +45-48207005 (fax)

         With a copy to:

         Arnold Chase, Esq.
         Suite 300
         400 Rella Boulevard
         Suffern, NY 10901
         845-770-2664 (fax)

         6.3 SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

         6.4 WAIVER. Any waiver (express or implied) by either party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.

         6.5 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto, constitute the entire, final, complete and exclusive agreement between the parties and supersede all

                                       6.

previous agreements or representations, written or oral, with respect to the subject matter of this Agreement.

         6.6 MODIFICATIONS. This Agreement and its terms, including but not limited to performance obligations hereunder, may not be modified or amended except in a writing signed by a duly authorized representative of each party.

         6.7 NONASSIGNABILITY; BINDING ON SUCCESSORS. Except to an Affiliate or in connection with any sale of all or substantially all of either party's assets, whether by merger or otherwise, any attempted assignment of the rights or delegation of the obligations under this Agreement shall be void without the prior written consent of the nonassigning or nondelegating party. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

         6.8 FORCE MAJEURE. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, civil disorder, and acts of God, provided that the party experiencing the delay promptly notifies the other party of the delay, and provided further that if such delay exceeds 2 days, IntraBiotics may at its discretion seek storage services from a Third Party, in which event any unpaid balance on the Storage Fee shall accelerate as provided in Section 4.3.

         6.9 CANCELLATION OF LETTERS OF CREDIT. Polypeptide hereby consents to the cancellation of Standby Letters of Credit Nos. SVB01IS3761 and SVB01IS3762 on or after the Effective Date of this Agreement, as IntraBiotics shall elect.

         6.10     COUNTERPARTS; FACSIMILE. This Agreement may be executed in two
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument, and by facsimile.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

INTRABIOTICS PHARMACEUTICALS, INC.            POLYPEPTIDE LABORATORIES A/S

  /s/ Eric Bjerkholt                            /s/ Erik Lorentsen
------------------------                      ----------------------------------
                                              Erik Lorentsen

                                              POLYPEPTIDE LABORATORIES AB

                                                /s/ Erik Lorentsen
                                              ---------------------------------
                                              Erik Lorentsen

                                       7.

                                    EXHIBIT A
                            FORM OF LETTER OF CREDIT

                                       1.

From:    SVBKUS6S                                        SWIFT MESSAGE
         SILICON VALLEY BANK
         3003 TASMAN DRIVE
         SANTA CLARA, CA  95054

To:      UNIBDKKK                                        DRAFT NUMBER 1.
         UNIBANK A/S
         COPENHAGEN
         DENMARK

Date:    0212___

MT700:     ISSUE OF A STANDBY LETTER OF CREDIT

:27       Sequence of Total:                  1/1

:40A      Form of Documentary Credit:         IRREVOCABLE STANDBY

:20       Documentary Credit Number:          SVBSF ___

..31C      Date of Issue:                      0212__

:31D      Date and place of expiry:           030509 IN SANTA CLARA, CA

:50       Applicant:                          INTRABIOTICS PHARMACEUTICALS, INC.
                                              1245 TERRA BELLA AVENUE
                                              MOUNTAIN VIEW, CA 94043

:59       Beneficiary:                        POLYPEPTIDE LABORATORIES A/S
                                              HERRESDSVEJEN 2
                                              DK-3400 HILLEROD
                                              DENMARK

:32B      Currency Code. Amount:              USD250.000,00

:41A      Available With . . . By . . .:      SVBKUS6S
                                              BY PAYMENT

:42C      Draft at . . .                      SIGHT

:42a      Drawee                              SVBKUS6S

:46A      Documents required:

         1. BENEFICIARY'S DATED STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY AS FOLLOWS: "IT IS HEREBY CERTIFIED THAT (1) THE SIGNATORY HERETO IS AN AUTHORIZED SIGNER OF BENEFICIARY; AND (II) INTRABIOTICS PHARMACEUTICALS, INC. FAILED TO PAY THE AMOUNT DUE UNDER SECTION 1.1(b) OF THE AGREEMENT ENTITLED 'TERMINATION OF DEVELOPMENT SUPPLY AGREEMENT AND PURCHASE/SUPPLY AGREEMENT' DATED DECEMBER 6,2002 ("TERMINATION

                                       2.

             AGREEMENT") WITHIN THE TIME PERMITTED UNDER THE TERMINATION AGREEMENT OR OTHERWISE CONSISTENT WITHIN PAYMENT PROVISIONS. POLYPEPTIDE LABORATORIES A/S THEREFORE DEMANDS PAYMENT OF THE SUM USD (INSERT AMOUNT UP TO FULL AVAILABLE AMOUNT OF THE LETTER OF CREDIT

:47A      Additional Conditions:

          +THIS LETTER OF CREDIT IS NON-OPERATIVE. WE WILL MAKE THIS LETTER OF CREDIT OPERATIVE WHEN WE RECEIVE AN AUTHENTICATED MT799 FROM UNIBANK A/S THAT OUR LETTERS OF CREDIT NO. SVB01IS3761 AND SVB01IS3763 HAVE BEEN RETURNED TO THEM FOR CANCELLATION.

          + ALL DOCUMENTS ISSUED MUST READ IN THE ENGLISH LANGUAGE AND INDICATE OUR LETTER OF CREDIT NUMBER.

          + NEGOTIATING BANK MUST TELEX ADVISE US WITHIN 24 HOURS FROM THE DATE OF NEGOTIATION INDICATING THE DRAWING AMOUNT.

          + A DISCREPANCY CHARGE OF USD55.00 FOR BENEFICIARY'S ACCOUNT
          WILL BE ASSESSED BY US FOR EACH SET OF DOCUMENTS UNDER SUBJECT LETTER OF CREDIT, WHICH CONTAINS DISCREPANCIES.

:71B      Charges: ALL CHARGES ARE FOR ACCOUNT OF THE APPLICANT

:49       Confirmation Instructions: WITHOUT

:78       Instructions to the Paying/Accepting/Negotiating Bank:

          + DOCUMENTS MUST BE FORWARDED DIRECTLY TO US BY COURIER SERVICE AT:
          SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF210, ATTN:
          INTERNATIONAL DEPARTMENT, SANTA CLARA, CA 95054 USA

          +UPON RECEIPT OF CONFORMING DOCUMENTS WE WILL REMIT PAYMENT IN ACCORDANCE WITH INSTRUCTIONS RECEIVED.

:72       Sender to Receiver Information:

                                       3.

                                    EXHIBIT B
                                DELIVERY SCHEDULE

=======================================================
                  ESTIMATED             DELIVERY
SUB-LOT            QUANTITY         (WEEK COMMENCING)
=======================================================
I-1                Variable             17 Feb 03
-------------------------------------------------------
I-2                Variable             10 Mar 03
-------------------------------------------------------
I-3                Variable             31 Mar 03
-------------------------------------------------------
Total I            7,000 g
=======================================================

                                       1.

                                    EXHIBIT C
                               OTHER DELIVERABLES

----------------------------------------------------------------------------------------------------------------------
                       DELIVERY DATE                                                   ITEM
----------------------------------------------------------------------------------------------------------------------
31 Mar 03                                                    1. Completed Development Report for all steps in the
                                                             production of Iseganan HCl (including but not limited
                                                             to all pertinent data generated to date for all lots (A
                                                             - G2-05))
----------------------------------------------------------------------------------------------------------------------
Prior to initiation of step 33107 for sublot I-1.            2. A summary of the pre-validation data for step 33107
----------------------------------------------------------------------------------------------------------------------
Not later than 45 days after delivery of the sublot I-2      3. Completed pre-validation report for step 33107
sample.
----------------------------------------------------------------------------------------------------------------------

                                       1.

                                    EXHIBIT D

                            DOCUMENTS TO BE RETAINED

The following documents shall be retained in accordance with Section 3.2, to the extent such documents relate to the Product or any sublots, fragments or intermediates thereof:

All original Batch records including chromatograms and all ancillary data.

Equipment IQ/OQ/PQ files

Equipment logs (cleaning and use logs as appropriate)

Any equipment cleaning qualification information

All Quality Control results for raw material, in-process and final release of materials

Training files for personnel who worked on Products (including Product sublots and Product fragments and intermediates)

Critical Vendor audits (Senn, raw material and analytical services contractors)

Method validation files (if relevant)

Deviation and OOS files

Stability studies

A copy of all SOP's and QC methods that were used

All change control documentation

                                       2.

                                    EXHIBIT E

     INFORMATION TO BE INCLUDED IN NOTICE OF PROPOSED CHANGE OF STORAGE SITE

1.       Street address, city and country of proposed storage site.

2.       Telephone number of proposed storage site.

3.       Name and telephone number of contact person at proposed storage site.

4.       Does Polypeptide own or lease proposed storage site?

5.       Area of building:

6.       Area occupied by Polypeptide:

7. Are there other occupants of the proposed storage type? If yes, what type?

8.       Who insures building?

9.       Describe building construction.

10.      Year built:

11.      Number of stories:

12.      Does building have:

         a.       Sprinklers?

         b.       Fire alarm?

         c.       Burglar alarm?

         d.       24 hour guards?

                                       1.